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                                                                   Exhibit 10.36


                             WANG LABORATORIES, INC.

                            (a Delaware Corporation)

                               AMENDMENT NO. 1 TO
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                 1995 EMPLOYEES STOCK PURCHASE PLAN (the "Plan")
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         Pursuant to a vote of the Board of Directors of Wang Laboratories,
Inc., on September 25, 1996, the Plan has been amended as follows:

1. The first paragraph of Section 2 "Administration" is amended and restated in its entirety as follows:

         "The committee of the Board of Directors having responsibility for compensation matters, or such other committee as the Board of Directors shall designate, shall administer and manage this Plan. If there is no such committee, then the Board of Directors, excluding any members determined by the Board, shall constitute the "Committee." Unless otherwise required by law or rules it may establish, (a) the Committee may act through written consent of all its members or vote of a majority comprised of at least two of its members and may hold telephonic meetings where all participating members can hear each other, and (b) a majority comprised of at least two members shall constitute a quorum of the Committee."